Exhibit 99.3

Operator

Welcome to the Dave and VPC Impact Acquisition Holdings III Inc. Transaction conference call. I would like to note that this call may contain forward looking statements, including VPCC’s, and Dave’s expectations of future financial and business performance and conditions, the industry outlook and the timing and completion of the transaction. Forward looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance.

You’re encouraged to read VPCC’s current report on Form 8k that was filed with the SEC today, including the press release issued today and the accompanying presentation available in VPCC’s filings with the SEC for a discussion of the risks that can affect the business combination in the business of days after completion of the proposed transaction. In addition, this call includes discussion of financial metrics that are not calculated in accordance with generally accepted accounting principles.

For discussion of these non GAAP measures and a reconciliation to their most comparable financial measures that are calculated in accordance with GAAP please refer to the investor presentation that is filed as an exhibit to VPCC’s current report on form 8K that is filed in connection with this transaction. Joining us today are Jason Wilk and Kyle Beilman from Dave and Brendan Carroll from Victory Park Capital. Management will not be taking any questions on today’s call. With that, I will now turn it over to Brendan Carroll.

Brendan Carroll

Thank you. This is Brendan Carroll speaking. I’m one of the founders and senior partners at Victory Park Capital. We are the sponsor of VPC Impact Acquisition Holdings Three. Victory Park capital is an alternative investment manager based in Chicago. We’ve invested over 6 billion of capital in over 120 transactions globally. FinTech is by far our largest focus at the firm, we’ve executed over 60 FinTech deals around the world. Within the SPAC franchise at Victory Park, we’ve raised over 1.2 billion since September of 2020. We have four SPACs in total that we are involved with. Three of them are focused within the FinTech space. Our first FinTech transaction was announced earlier this year with Bakkt which is a spin out of intercontinental exchange and we’re very excited to present here our second transaction with Dave. We have a long standing relationship with Jason Wilk and the company. We first invested in Dave in 2018. We’ve also recently added $100 million credit facility from victory park to the company in January of 2020. And victory park and our LPs will also be participating in the PIPE transaction. Looking at the next slide, just a quick overview of the transaction, we are raising a $210 million PIPE. It’s being led by Tiger global, with participation from Wellington management and Corbin Capital Partners, which is a longtime LP of victory Park capital.

The pro forma implied enterprise value of the transaction is 3.6 billion, which equates to 9.4 times 2022 revenue estimate of 377 million, and we expect pro forma cash of 389 million post transaction. We’ll obviously get into greater financial detail later on in the presentation. But you can see the pro forma ownership cap table in the lower right hand corner of slide six. And with that, I’m excited to pass the presentation over to Jason Wilk, who’s the co founder and CEO of Dave. So Jason, over to you on slide seven.

Jason Wilk

Thanks, Brendan. The backstory of Dave starts with the story of David versus Goliath. We’re going up against big banks in the $30 billion of overdraft fees they collect from consumers every year. Our mission at Dave is to create financial opportunity that advances America’s collective potential. Our goal is to put that $30 billion of fees back in our consumers’ pockets to help them succeed financially for the first time in their financial lives. Dave has a huge focus on financial inclusion. We build products that are fair for our customers, but we’re going for massive scale with an underserved demographic. We’ve scaled to 10 million customers in under four years, with only 61 million of primary capital raised to date. That’s 10 to 20 times the user acquisition outperformance versus the leading neobanks. Dave did 122 million in revenue last year, 60% growth over 2020 and most importantly, we’ve helped our members put a billion dollars of overdraft fees back in their pockets and help them earn 200 million of new income with our job building tool side hustle.

The opportunity at Dave stems from the innovators dilemma of the 14,000 banks, credit unions and regional banks that are heavily built around huge employment bases, expensive brick and mortar, onerous regulatory requirements and legacy tech stacks, which leads to a huge cost structure and ultimately huge prices for customers. The average member that joins Dave, we can see in their data that they are paying three to $400 a year in bank fees to the legacy banks. This represents about 150 million people who need our help the most. There are the majority of Americans in this country, they cannot afford a $400 emergency. And that is the target that we’re going after to help those succeed financially for the first time in their lives.

And so why Dave wins, we started with a powerful platform that makes a meaningful impact on our customers’ lives. When we look back in the market in 2017, we saw a lot of issues in the market. First, we looked at insights, our first product which was helping our customers predict their upcoming bills and expenses like Netflix and their water power bill to truly understand how much money they can afford to spend in between paychecks without going negative on their account. This first product helps our customers with millions of financial notifications, and was the first product to market to accurately tell customers what they could spend before the next paycheck days. We pair that with our flagship feature extra cash, which was really meant to reinvent the overdraft industry.

What we found in 2016, when we were building the business, was at large banks were charging $34 to access as little as $5 of overdraft. And the neobank competition we saw was not allowing for overdraft at all. So if you’re stuck at the gas station at a neobank, and you had insufficient funds, you would not be able to get home. Or if you’re with a major bank, it will cost you an extra $34 and up to $100 per day in overdraft fees just to go negative on your account. Dave’s extra cash product flip the industry on its head by letting customers access $100 of fee free overdraft to go buy everyday essentials like gas and groceries without the onerous fees. We then launched side hustle to really try and solve the whole problem holistically, to put more money back in our customers’ pockets. We’re the first neobanking product to allow customers to actually earn more money. And this product helps customers apply to additional side income opportunities from Uber, Instacart, doordash, Lyft and 35 other partners. To date we’ve helped 4 million applications be submitted to these various partners.

What’s really unique about our company beyond our heavy focus on financial inclusion is our explicit focus on building community. Again, we’ve helped put a billion dollars of overdraft fees back in our customers’ pockets. We uniquely monetize our extra cash feature by letting our customers pay what they think is fair for that. We thought there was a very unique opportunity for us to really be on the side of our customers and allow them to decide if there there’s any need or interest in paying a fee. We let customers give us an optional tip when they use that service. And for every percentage that a customer tips us we will pledge a meal to Feeding America. Dave has pledged 13 million meals to date so far, and $7 million across local community charities. Dave has also earned the rank of the number one ranked Forbes startup employer in Los Angeles due to this heavy focus on mission and building community. Next, we look at the user delight that we’ve built. Dave has built the number one brand in FinTech over the last four years. We couple that with over a million apps for review, which is best in class and a best in class 4.8 star rating. Dave has become a household name amongst these 150 million Americans that we are serving today.

To deep dive a little further on our flagship feature extra cash again, we looked around the industry big banks are charging $34 for overdraft, neobanks weren’t allowing for it at all. Dave flipped the model on its head to allow for customers to access $100 of spending power to go buy their everyday essentials. This product is very unique. And it relies on a machine learning model that ingests a customer’s existing transaction data to improve them the same day they join to walk out the door with this extra cash in their pocket. This is a significant differentiator for us in the market, to allow customers to go get the things they need and not pay the crazy fees associated with this typically in the industry. And where Dave is going. We started off as a way for customers to access insights, extra cash and side hustle at the bank that they are with. This is an effort to build relationships with customers around their existing bank account so we can help them the same day they join.

We now offer our own banking product called Dave banking, which is a much better product to get customers out of the high fees at their legacy bank. Dave banking comes with no minimum balances, no overdraft fees. We couple that with real time spend alerts, let customers access a paycheck two days early. We offer our extra cash feature double in size for direct deposit members. And also for direct deposit members we offer a free credit building membership. This unique model of helping customers at their existing bank and then upselling them at no additional CAC to our own banking product is a very unique strategy to Dave and is what has allowed us to grow this business so efficiently with very little CAC. And so to highlight the difference between a user journey between Dave and a typical bank or neobank, the Neo banks and typical banks will require customers to open up a bank account the same day they join the service.

We feel at Dave that people don’t wake up in the morning excited to open up a brand new checking account, but they do wake up with deep financial distress. And so Dave takes a much more a la carte approach to letting customers access a variety of financial products, like extra cash, like insights, like side hustle and now with banking. And let our customers decide what’s most impactful for them to start the day. And if somebody is in need of buying gas or groceries, they can skip right towards our extra cash feature, connect an existing account, Dave can ingest their transaction data and use our machine learning to improve that customer within 15 minutes.

This huge focus on speed of value in the data and tech we’ve built, combined with the ease of access to a variety of financial products, is what really makes Dave very different in this neobanking landscape. And to prove how successful we’ve been with this upsell model where we bring customers in the door with financial distress and upsell them into our own banking product. We’ve already crossed over 1.3 million of our existing customers into Dave bank accounts. This is a product that we really only fully rolled out back in December of 2020. We think that we have huge room to run here with millions of accounts projected to be open here in the next several years. What we also love about this model is that our core offering of insights, extra cash and side hustle generates meaningful ARPU on an annual basis of $43. And when we upsell our customers into our premium banking experience, ARPU goes from $43 to 95. And there’s no additional cost of that premium experience for the customer. This additional revenue comes from both further engagement of our core products, but also the introduction of interchange where every time a customer swipes their Dave debit card, Dave makes about one and a half percent of each transaction. And that really sums up our huge opportunity here with our flywheel that we feel is very differentiated. And this is how we’ll build our moat as a company.

We start by offering high impact products that drive a very low CAC. When you’re scrolling through social media or watching TV, you’re not excited to see a checking account on TV, but you are excited and stop your finger on products that are going to help you out the same day you join. So things like extra cash, insights and side hustle drive that hugely low CAC and major impact for our customers. Because we have this a la carte approach and rely on data to give customers an amazing same day experience that drives great word of mouth. With 30% of our customer acquisition coming from word of mouth, and driving a halo around our brand. Those high impact features have great gross margin, which is how we’ve been able to scale the business profitably without a huge reliance on venture capital.

From there, as we’ve seen in the previous slides, we can cross attach our customers at no additional CAC into higher LTV features like banking. That is much better experience at the customer as we don’t have any additional marketing cost there. We’re gonna rinse and repeat the strategy across this deeply fragmented FinTech ecosystem to get customers into other products like insurance, investing, warranty, protecting at no additional cap to our our existing customer base, which means we can do so at much better pricing and continue to disrupt this industry. And just to show where we’re at on this journey, we started with advances and insights back in April 2017. We quickly followed that up with side hustle in 2018. And then banking, we spent a couple years refining this amazing product to help consumers.

Next up, we have an amazing savings product that we feel is very unique in market that’s coming out in the third quarter, followed up by our social offerings, which will help our customers access and access their community better. Additionally, we have investing, protecting and other illustrative examples on the roadmap that we are very excited about. Especially to be a public company, we think that there’s really an awesome opportunity out there for us to both build or acquire companies that we think fit within this a la carte model to build this financial super brand. Something like investing is a great example of products out there that have typically driven very little ARPU for their customer bases, but have incredibly high engagement. That’s a great opportunity to plug it into the Dave ecosystem.

Additionally, something like protecting which has typically very high ARPU, but incredibly high CAC is another opportunity to bring in the fold of our data ecosystem, eliminating the CAC altogether and driving that product down the cost down in a significant way. And lastly, here to sum up the product and business slides, we have an amazing management team we built here.

You’ll next hear from our CFO Kyle from centerview partners who joined us at the beginning of this company four years ago. We recently added Jared Fisher, our chief commercial Officer from Apple who built the apple cart and Apple cash product over the last five and a half years, Shannon Sullivan, our chief people officer from Hulu, who took their team from 300 to 3000. And I’ll point out another couple examples here of Chien Chou our VP of engineering, who built the engineering teams at flexport and Lending Club. Another one to point out here, John Ricci, our general counsel, who was the General

Counsel of green dot for the last 17 years. We’ve built an incredible team supported by World Class investors. And we could not be more excited to have you guys join us on this journey to be a public company. And with that, I’ll pass it over to Kyle Beilman, our CFO.

Kyle Beilman

Thanks, Jason. So just flipping to slide 25 here and highlight our revenue model. At a high level, we generate revenue in two ways: charging for access to our suite of services and generating a take rate on transactions originated on the Dave banking product. Services is a part of the model that we’ve used to monetize our offering to date primarily through the overdraft protection product. We offer the overdraft protection feature free of charge for our customers, we alert them if we think they may overdraft at their legacy bank and they can use the service and we send them the extra cash coverage over ACH in one to three days. Similar to Venmo or cash app, users are able to pay a small fee to accelerate this cash out and often tip Dave for the value that we’ve delivered by helping them out of a jam or avoiding an expensive overdraft fee. User behaviors have remained incredibly consistent and stable over the last four years. And as we’ve scaled we feel like there’s a lot of visibility and predictability into this revenue stream.

Additionally, we generate revenue from ancillary services including subscriptions to our insights product, lead gen for our side hustle product and a nascent rewards business that we have. These products are more oriented towards engagement with the platform and less oriented towards monetization. Although there are significant future opportunities here with additional investment. The services revenue stream grows with the size of the overdraft protection volume and the number of overdraft protection and insights users on the platform.

Beginning in 2020 is our rapidly growing transaction revenue which is derived from Dave bank and users funding and spending on the on their Dave debit card. The revenue here is primarily generated through interchange fees on all debit card transactions, which has incredibly favorable unit economics and then a small amount of ATM and debit funding fees on that product. This revenue stream grows as Dave banking users grows, and the total spending on debit cards increases. Historically Services has been the lion’s share of the revenue, but we expect highly recurring transaction revenue to become an increasingly important aspect of our mix. Next slide.

But based on our performance to date, in our initial bank results, we’re forecasting continued strong growth through 2023 with 122 million of revenue generated in 2020. And we’re expecting that to grow to north of 530 in 2023, and nearly 65% CAGR. This growth will be driven by continued strength in our services revenue, and significant scaling in our transaction revenue. We’re expecting it to be about 65% of the mix in 2023. And it’s already represents about 10% of the business in the first quarter. As we think about forecasting the business we look at a very detailed cohort by cohort view that we look at over time and then use to build out the underlying forecast.

On the services side of the house, we have about four years of data on overdraft protection, monetization, and on the on the transaction side about one year of monetization with respect to Dave banking that’s underlying the forecast here. Importantly, the forecast does not contemplate any of our future product roadmap, which we think will be further upside to the model as we launch things over the next couple of years. On the gross profit side of the house, we have very strong fundamental profitability. As you can see, we’ve scaled margins dramatically on the overdraft protection side of the business, reaching more than 60% in 2020. We’re repeating that playbook with Dave bank investing in the in the near term, and then achieving efficiencies with scale as we move throughout the forecast period. We’ve spent a lot of time understanding our profitability at scale. And it really informs our decisions about how we invest in marketing and the associated returns without without ad spend.

We think we could we can continue to drive further margin expansion over the next couple of years as we bring additional banking functions in house, improve our overdraft protection underwriting algorithm and optimize our vendor relationships through scale. Next slide. Just to double click into the forecasts on the prior slide from a users times ARPU perspective, we’re expecting significant growth over the next couple of years through continued investment and user acquisition. We’ve been historically very efficient with our marketing spend. And we’re with the rollout of Dave banking and the durability that that’s brought to our platform, we’re ready to shift into more aggressive investment mode behind user acquisition.

With the proceeds from this financing, we plan to significantly increase marketing to approximately 60 million in 2021, growing that to 125 million in ‘22, and approximately 190 million in 2023. To be conservative, we are underwriting meaningful tag appreciation relative to our historical experience and orders of magnitude higher than anything we’ve seen to date, which we think is a further source of upside to the model. The unit economics we have observed today plus the upsized Dave banking economics give us comfort in our ability to continue investing even at higher levels of cap. The level of marketing investment will reflect our evolving understanding of unit economics and our return thresholds over time. And we’re excited to continue investing behind these attractive returns.

As it relates to ARPU generation over the next couple of years, we’ve modeled continued expansion here as we scale the Dave banking product, we had about 30. And we’ve historically been in the high 30s from an ARPU perspective, but with the rollout of Dave banking, we’re expecting that to scale to about 55 by 2023. Again, we think this is a source of conservatism in the model as we’ve not modeled in any future product opportunities that will either bring increased levels of retention and engagement, and therefore monetization to the existing business, or new ARPU opportunities onto the platform as a whole that we think we can drive, you know, incremental, ARPU and unit economics from.

So as you think about the forecast, we’re putting out, you know, we designed it to be both, you know, high confidence and highly compelling. Next slide, please. Just to double click into the for the user acquisition dynamics underlying the model this chart is a representation about how we think about our marketing investments, particularly the 2022 cohort, that’s driving the model. In 2022, we plan to spend about 124 million on acquiring new users through our one Dave approach, so not for particular products, but for acquiring users on the platform as a whole.

Based on our historical attach rates and expected engagement with various products across the ecosystem, we expect this cohort to generate about $640 million of high margin revenue over the next four years and more beyond that. Just just taking a step back here, I think this chart really highlights the power of our business. You know, we’re self funding our user acquisition in less than a year on a gross profit basis, continuing to monetize these users consistently over three, four and five year horizons, with multiple opportunities for cross attach at zero net CAC, with extremely attractive returns even before factoring in new product opportunities.

So we’re excited to continue to invest in these oppers- in the opportunities that we see in the market and believe that we can continue to deliver profitable growth and strong returns while scaling Dave to many more millions of customers. Pass it over to Brendan to go through the comps.

Brendan Carroll

Thanks, Kyle. Looking at slide 29, as we discussed earlier, the concept for Dave is on the right hand side of this page, the implied valuation of this transaction implies a 9.4 times multiple of 2022 revenue, and a 6.7 times multiple of 2023 revenue, which we think is an attractive price point versus the comp set, which has a pure median of 14.5 times 2022 revenue, and 11.1 times 2023 revenue. With that this concludes the presentation. We’re very excited about Dave and the opportunity set going forward and we thank you for your time.

###